Exhibit 10.6

REVOLVING NOTE

$10,000,000.00	Dated: October 5, 2010

THIS REVOLVING NOTE (this “Revolving Loan Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of October 5, 2010 (as amended, restated, supplemented, modified or extended from time to time, the “Loan Agreement”) by and among WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P. a Delaware limited partnership (the “Borrower”), and WELLS REAL ESTATE FUNDS, INC., a Georgia corporation (the “Lender”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement and the rules of construction set forth in Section 1.2 of the Loan Agreement shall apply to this Revolving Note to the extent applicable.

FOR VALUE RECEIVED, Borrower, hereby promises to pay to the order of the Lender, at 6200 The Corners Parkway, Norcross, GA 30092-3365 or at such other place as the Lender may from time to time designate to Borrowers in writing:

(i)        the lesser of the principal sum of TEN MILLION AND 00/100 U.S. DOLLARS ($10,000,000.00) or the aggregate unpaid principal balance of the Lender’s Revolving Loans as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)        interest on the principal amount of this Revolving Note from time to time outstanding until such principal amount is paid in full at the applicable rate and in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by applicable Law in the State of Georgia. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the rate set forth in Section 4.03 of the Loan Agreement.

The foregoing interest rates shall be payable by Borrower prior to and after entry of any judgment with respect to this Revolving Note.

This Revolving Note is the Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents and is subject to all of the agreements, terms and conditions therein contained. The Loan Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

This Revolving Note shall be construed and enforced in accordance with the laws of the State of Georgia without regard to its conflict of laws provisions. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Revolving Note may be instituted in the Superior or State Court of Gwinnett County in the State of Georgia, or a federal court in the Northern District Court in Georgia, or in such other appropriate court and venue as Lender may choose in its sole discretion. Any provisions of this Revolving Note which may be unenforceable or invalid under any Law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

Borrower expressly waives any presentment, demand, protest, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Loan Agreement.

Borrower and Lender waive any right to trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (i) arising out of or in any way pertaining or relating to this Revolving Note, the Loan Agreement, and any other Loan Documents or any other instrument, document or agreement executed or delivered in connection herewith or (ii) in any way connected with or pertaining, related or incidental to any dealing of the parties hereto with respect to this Revolving Note, the Loan Agreement or any other Loan Documents in connection with the transaction related thereto or contemplated thereby or the exercise of either party’s rights and remedies thereunder, in all of the foregoing cases whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise.

Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies and no waiver of any kind shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Revolving Note and applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs with respect to its obligations set forth herein.

TIME IS OF THE ESSENCE WITH RESPECT TO THIS REVOLVING NOTE.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO REVOLVING NOTE]

Borrower acknowledges that it has read and understood all the provisions of this Revolving Note and the Loan Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has caused this Revolving Note to be executed and delivered under seal as of the day and year first above written.

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Wells Core Office Income REIT, Inc., a Maryland corporation, as its General Partner

By: /s/ Douglas P. Williams

Name: Douglas P. Williams

Title: Executive Vice President

[CORPORATE SEAL]